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                                                                EXHIBIT NO. 99.2

                         ANNUAL STATEMENT OF COMPLIANCE


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                           PREMIER AUTO FINANCE, INC.

                              OFFICER'S CERTIFICATE


     The undersigned certifies that he is Executive Vice President of Premier Auto Finance, Inc. ("Premier"), and that as such is duly authorized to execute and deliver this certificate on behalf of Premier, as Servicer, in connection with the Sale and Servicing Agreement (the "Sale and Servicing Agreement") dated as of August 24, 2000 by and among Premier, as Servicer, Dealer Auto Receivables Corp. ("DARC"), The Bank of New York, as Indenture Trustee and Dealer Auto Receivables Owner Trust 2000-1 ("Issuer"), (all capitalized terms used herein without definition having the respective meanings set forth in the Sale and Servicing Agreement), and further certifies as follows:

     (1) This Certificate is being delivered pursuant to Section 9.05 of the Sale and Servicing Agreement.

     (2) A review of the activities of the Servicer during Calendar year 2000 and of Premier's performance under the Sale and Servicing Agreement was made under my supervision.

     (6) To my knowledge, based on that review, Premier has fully performed all its obligations under the Sale and Servicing Agreement.

     It is understood and acknowledged that the undersigned is executing this Certificate not in an individual capacity but solely in his capacity as an officer and is without any personal liability as to the matters contained in this Certificate.

     In Witness Whereof, I have affixed my signature hereto as of May __, 2001.


                                        PREMIER AUTO FINANCE, INC.


                                        By:  /s/ Gilbert Van Over
                                             -----------------------------------
                                             Printed Name: Gilbert Van Over
                                             Title: Executive Vice President